MARCUM
ACCOUNTANTS ▲ ADVISORS

May 4, 2021

Securities and Exchange Commission
100 F. Street
Washington, DC 20549-7561

Re: American Acquisition Opportunity Inc.

We have read the statements that American Acquisition Opportunity Inc. included under Item 4.02 of the Form 8-K dated May 4, 2021, and agree with such statements in so far as they apply to our firm.

We have no basis to agree or disagree with any other statement in the Form 8-K.

Sincerely,

Marcum LLP

Edward F. Bechold

Edward Bechold, CPA
Partner

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